Exhibit 99.1

JOINT FILING AGREEMENT

          The parties listed below agree that the Schedule 13D to which this Agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: January 24, 2013

MA PLATFORM, INC.
	By:	/s/ Masaki Murata

Name: Masaki Murata
Title: President

TSING DA CENTURY EDUCATION
TECHNOLOGY CO., LTD.
	By:	/s/ Zhang Hui

Name: Zhang Hui
Title: Director

ZHANG HUI
/s/ Zhang Hui

LIU JUNTAO
/s/ Liu Juntao

YANGYI YU
/s/ Yangyi Yu

JI QING WANG
/s/ Ji Qing Wang

CAPVENT ASIA CONSUMPTION CO-
INVESTMENT FUND LTD
	By:	/s/ Thomas Clausen

Name: Thomas Clausen
Title: Director

YUN HUI YU
/s/ Yun Hui Yu

YU SHENG
/s/ Yu Sheng

KANG CHUNGMAI
/s/ Kang Chungmai

ZHANG MENG KUNG
/s/ Zhang Meng Kung

YANG FANBIN
/s/ Yang Fanbin

FENG CHENGXIANG
/s/ Feng Chengxiang

LI LI
/s/ Li Li